Exhibit 4.6

[SANTANDER COMMERCIAL MORTGAGE SECURITIES LLC],

PURCHASER,

and

[SPONSOR],

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of [DATE]

[$______]

Fixed Rate Mortgage Loans

[SERIES DESIGNATION]

This Mortgage Loan Purchase Agreement (“Agreement”), dated as of [DATE], is between [PURCHASER], as purchaser (the “Purchaser”), and [SPONSOR], as seller (the “Seller”).

Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the pooling and servicing agreement, dated as of [DATE] (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (the “Depositor”), [MASTER SERVICER], as master servicer (the “Master Servicer”), [SPECIAL SERVICER], as special servicer (the “Special Servicer”), [CERTIFICATE ADMINISTRATOR TRUSTEE], as certificate administrator (the “Certificate Administrator”), [CERTIFICATE ADMINISTRATOR TRUSTEE], as trustee (the “Trustee”), [OPERATING ADVISOR], as Operating Advisor (the “Operating Advisor”), and [ASSET REPRESENTATIONS REVIEWER], as Asset Representations Reviewer (the “Asset Representations Reviewer”), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund. For purposes of this Agreement, the term “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and the term “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1.      Sale and Conveyance of Mortgages; Possession of Mortgage File. Effective as of the Closing Date and upon receipt of the purchase price set forth in the immediately succeeding paragraph, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its right, title, and interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the date hereof, between the Master Servicer and the Seller, and provided that the Seller hereby retains all rights, if any, it has under each Mortgage Loan to establish or designate the successor borrower upon a defeasance of such Mortgage Loan and/or to purchase or cause to be purchased the related defeasance collateral) in and to the Mortgage Loans described in Exhibit A, including all interest and principal received on or with respect to such Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date). Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Note (including, in the case of the [LOAN SPECIFIC] Whole Loan, the separate note evidencing the Trust Subordinate Companion Loan), the Mortgage and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee and the ownership of records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller (other than the records and documents described in the proviso to Section 3(b) hereof) shall immediately vest in the Purchaser and immediately thereafter the Trustee. The Depositor will sell (i) the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-5], Class [A-SB], Class [X-A], Class [X-B], Class [A-S], Class [B], Class [C] and Class [EC] Certificates (the “Public Certificates”) to the underwriters specified in the underwriting agreement, dated as of

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[DATE] (the “Underwriting Agreement”), among the Depositor, [UNDERWRITER], and [UNDERWRITER], (the “Underwriters”); (ii) the Class [X-C], Class [X-D], Class [X-E], Class [X-F], Class [X-NR], Class [D], Class [E], Class [F], Class [NR] and Class [R] Certificates (together with the Class [A-4] Certificates, the “Private Certificates”) to [INITIAL PURCHASER] and [INITIAL PURCHASERS] as the initial purchasers (each in such capacity, a “Private Initial Purchaser” and collectively, the “Private Initial Purchasers”) specified in the certificate purchase agreement, dated as of [DATE] (the “Certificate Purchase Agreement”), among the Depositor and [INITIAL PURCHASERS]; (iii) the Class [LOAN-SPECIFIC] Certificates (together with the Public Certificates, the Private Certificates and the Class [Z] Certificates, the “Certificates”) to [LOAN-SPECIFIC INITIAL PURCHASER] as the initial purchaser (in such capacity, the “Class [LOAN-SPECIFIC] Certificate Initial Purchaser” and, together with the Private Certificate Initial Purchasers, the “Initial Purchasers”) specified in the certificate purchase agreement, dated as of [DATE] (the “Class [LOAN-SPECIFIC] Certificate Purchase Agreement”), and (iv) the Class [A-3] Certificates (the “Direct Sale Certificates”) to [DIRECT SALE BUYER] (“[DIRECT SALE BUYER]”) specified in the certificate purchase agreement, dated as of [DATE] (the “[DIRECT SALE] Certificate Purchase Agreement”, and, together with the Private Certificate Purchase Agreement and the Class [LOAN-SPECIFIC] Certificate Purchase Agreement, the “Certificate Purchase Agreements”), between the Depositor and [DIRECT SALE BUYER].

The sale and conveyance of the Mortgage Loans is being conducted on an arms’-length basis and upon commercially reasonable terms. The purchase price of the Mortgage Loans (inclusive of accrued interest) shall be equal to the amount set forth on the cross receipt between the Seller and the Purchaser dated the date hereof and shall be paid by the Purchaser to the Seller in immediately available funds on the Closing Date. The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2.      Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, title to each Mortgage and the related Mortgage Note shall be transferred to the Trustee in accordance with this Agreement. Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller or any of its Affiliates shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Trustee. All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets (and any consolidated balance sheet that includes the Seller) and other financial statements as a sale of such Mortgage Loan by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as a purchase of such Mortgage Loan by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.

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SECTION 3.      Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a)  The Purchaser hereby directs the Seller, and the Seller hereby agrees, upon the transfer of the Mortgage Loans contemplated herein, to deliver on the Closing Date (or such other times as specified in the Pooling and Servicing Agreement) to the Master Servicer, Trustee or the Custodian appointed thereby, all documents, instruments and agreements required to be delivered by the Purchaser to the Master Servicer and Trustee with respect to the Mortgage Loans under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby.

(b)               The Seller agrees to deliver or cause to be delivered, on or prior to the fifth day after the Closing Date, to the Master Servicer, the Servicing File, which shall include, but not be limited to, all other documents, instruments and agreements required to be delivered by such Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby, for each Mortgage Loan transferred pursuant to this Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or internal communications or credit underwriting or due diligence analyses or data.

(c)               With respect to the transfer described in Section 1 hereof, if the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to a related letter of credit which modifications are required to effectuate such transfer (the “Transfer Modification Costs”), then the Seller shall pay the Transfer Modification Costs required to transfer the letter of credit to the Purchaser; provided that if the Mortgage Loan documents require the related Mortgagor to pay any Transfer Modification Costs, such Transfer Modification Costs shall be an expense of the Mortgagor unless such Mortgagor fails to pay such Transfer Modification Costs after the Master Servicer, consistent with its obligations under the Pooling and Servicing Agreement, has exercised reasonable efforts to collect such Transfer Modification Costs from such Mortgagor, in which case the Master Servicer shall give the Seller notice of such failure and the Seller shall pay such Transfer Modification Costs.

SECTION 4.      Treatment as a Security Agreement. Subject to the receipt of the purchase price for the Mortgage Loans, the Seller, concurrently with the execution and delivery hereof, has conveyed to the Purchaser, all of its right, title and interest in and to the Mortgage Loans. The parties intend that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on the Mortgage Loans due after the Cut-off Date, all other payments made in respect of the Mortgage Loans after the Cut-off Date (except to the extent such payments were due on or before the Cut-off Date) and all proceeds thereof and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

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SECTION 5.      Covenants of the Seller. The Seller covenants with the Purchaser as follows:

(a)               it shall record or cause a third party to record in the appropriate public recording office for real property (or UCC filings, as applicable) the intermediate assignments of the Mortgage Loans, the assignments of Assignments of Leases, UCC assignments and the Assignments of Mortgage from the Seller to the Trustee in connection with the Pooling and Servicing Agreement; provided that if the related Mortgage has been recorded in the name of [__________] (“[_____]”) or its designee, no assignment of Mortgage Loans, Assignment of Mortgage or other recorded document in favor of the Trustee will be required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the Trustee to be shown as, and shall deliver evidence of any such transfers to the Master Servicer and the Special Servicer, and the Purchaser shall cause the Trustee to take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of [_____] for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by [_____]. All recording fees relating to the initial recordation of such assignments and Assignments of Mortgage shall be paid by such Seller;

(b)               it shall take any action reasonably required by the Purchaser, the Trustee or the Master Servicer, in order to assist and facilitate in the transfer of the servicing of the Mortgage Loans to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders (which shall include notifying the providers of such letters of credit of the new beneficiary thereunder in accordance with Section 3.01(g) of the Pooling and Servicing Agreement). Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan documents;

(c)               if, on or prior to the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the date upon which all Certificates have been sold to parties unaffiliated with the Depositor, as in the opinion of counsel for the Underwriters and the Initial Purchasers, an amendment or supplement to the Prospectus or Final Private Placement Memorandum relating to the Certificates is necessary or appropriate to be delivered in connection with sales thereof by the Underwriters, the Initial Purchasers or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus or Final Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or such Seller, in order to make the statements therein, in the light of the circumstances when the Prospectus or Final Private Placement Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or Final Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or such Seller, to comply with applicable law, the Seller shall do all things necessary to assist the Depositor to prepare and furnish, at the expense of the Seller (to the extent that such amendment or supplement describes the Seller, the Mortgage Loans and/or any information describing the same, as provided by the Seller), to the Underwriters and Initial Purchasers such amendments or supplements to the Prospectus or Final Private Placement Memorandum as may

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be necessary, so that the statements in the Prospectus or Final Private Placement Memorandum as so amended or supplemented, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or such Seller, will not, in the light of the circumstances when the Prospectus or Final Private Placement Memorandum is delivered to a purchaser, be misleading or so that the Prospectus or Final Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or the Seller, will comply with applicable law. All terms used in this subsection (c) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement, dated as of [DATE], among the Purchaser, the Underwriters, the Initial Purchasers and the Seller (the “Indemnification Agreement”). Notwithstanding the foregoing, the Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans after the Closing Date in connection with its obligations under this Section 5(c);

(d)               if the Seller requires the Master Servicer to retain any Servicing Function Participant to service any Mortgage Loan as of the Closing Date, it shall cause such Servicing Function Participant to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 and 11.13 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended;

(e)               for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser and the Trustee with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure that the Purchaser is required to provide with respect to such Seller in its capacity as a “sponsor” pursuant to Exhibit BB and Exhibit CC, respectively, of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement;

(f)                it shall indemnify and hold harmless the Purchaser and its directors and officers, and each other person who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) a failure of the Seller to perform its obligations under Section 5(e) or (ii) negligence, bad faith or willful misconduct on the part of the Seller in the performance of such obligations;

(g)               if the indemnification provided for in Section 5(f) is unavailable or insufficient to hold harmless the persons referred to in Section 5(f), it shall contribute to the amount paid or payable to such person as a result of the losses, claims, damages or liabilities referred to in Section 5(f) of such persons in such proportion as is appropriate to reflect the relative fault of such persons on the one hand and the Seller on the other in connection with a breach of the Seller’s obligations pursuant to Section 5(e) or the Seller’s negligence, bad faith or willful misconduct in connection therewith;

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(h)               with respect to any Mortgage Loan that requires notice to the related franchisor or other action to transfer or assign any related comfort letter to the trust or otherwise have a new comfort letter issued in the name of the trust, the Seller shall take such action and/or provide any such required notice to the franchisor, as is necessary in order to assign any such comfort letter to the trust or to have a new comfort letter issued in the name of the trust within the required timeframes set forth in the related franchise agreement or the related comfort letter, as applicable, but in any event no later than thirty (30) days after the Closing Date;

(i)                 with respect to each Mortgage Loan, the Seller shall deliver to the Special Servicer within [__] days of the Closing Date a copy of the Diligence File for each Mortgage Loan together with a certification by an authorized officer of the Seller that such Diligence File contains all documents related to the origination or the servicing of the related Mortgage Loan;

(j)                 upon written request of the Asset Representations Reviewer, it shall provide to the Asset Representations Reviewer (or the Special Servicer at its request) within [__] days, copies of all information, documents and records (including, but not limited to, records stored electronically on computer tapes, electronic discs, and similar media) reasonably available to the Seller relating to each Delinquent Mortgage Loan (as defined in the Pooling and Servicing Agreement) to enable the Asset Representations Reviewer to perform its duties under the Pooling and Servicing Agreement;

(k)               it acknowledges and agrees that, in the event an Enforcing Party elects a Resolution Method pursuant to Section 2.04 of the Pooling and Servicing Agreement, the Seller shall abide by the selected Resolution Method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to the Resolution Method; and

(l)                 [it shall timely deliver (or cause any Originator of the Mortgage Loans to timely deliver) to the Certificate Administrator each Sponsor Credit Risk Retention Certification required to be delivered pursuant to Section [3.33] of the Pooling and Servicing Agreement and, if the Seller or any Originator transfers its Required Sponsor Retention Amount or Required Originator Retention Amount, as applicable, as contemplated therein, the Seller shall cause its transferee or the transferee of such Originator to deliver any Credit Risk Retention Certification required pursuant to Section [3.33] of the Pooling and Servicing Agreement.]

SECTION 6.      Representations and Warranties. (a)  The Seller represents and warrants to the Purchaser, solely as to itself, in each case as of the Closing Date, that:

(i)                                  it is a [ENTITY TYPE] duly organized, validly existing, and in good standing under the laws of the State of [STATE];

(ii)                               it has the power and authority to own its property and to carry on its business as now conducted;

(iii)                            it has the power to execute, deliver and perform this Agreement;

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(iv)                           it is legally authorized to transact business in [__________] and it is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary for the origination (if originated by the Seller) and ownership of the Mortgage Loans and the execution of this Agreement so that a subsequent holder of the related Mortgage Loan (including, without limitation, the Purchaser) that is in compliance with the laws of such state would not be prohibited from enforcing such Mortgage Loan solely by reason of any non-compliance by the Seller;

(v)                              the execution, delivery and performance of this Agreement by the Seller has been duly authorized by all requisite action by the Seller’s board of directors and will not violate or breach any provision of its organizational documents;

(vi)                           this Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, receivership, liquidation, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law);

(vii)                        there are no legal or governmental proceedings pending to which the Seller is a party or of which any property of the Seller is the subject which, if determined adversely to the Seller, would reasonably be expected to materially and adversely affect (A) in the case of the Seller, the transfer of the Mortgage Loans and the Mortgage Loan documents as contemplated herein, (B) the execution and delivery by the Seller or enforceability against such party of the Mortgage Loans or this Agreement, or (C) the performance of the Seller’s obligations hereunder;

(viii)                     it has no actual knowledge that any statement, report, officer’s certificate or other document prepared and furnished or to be furnished by such Seller in connection with the transactions contemplated hereby (including, without limitation, any financial cash flow models and underwriting file abstracts furnished by such Seller) (collectively, the “Provided Information”) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, or, to the extent that it has become aware of any material misstatement or omission in any Provided Information, the Seller has notified the Depositor in writing of such material misstatement or omission at least one Business Day prior to the Time of Sale and updated such Provided Information or the material misstatement or omission has been corrected in the Time of Sale Information;

(ix)                             it is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; the sale of the Mortgage Loans and the performance by the Seller

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of its obligations under this Agreement and the consummation by the Seller of the transactions on its part herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, nor will any such action result in any violation of the provisions of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller, or any of its properties, except for conflicts, breaches, defaults and violations which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Seller of the transactions on its part contemplated by this Agreement, other than any consent, approval, authorization, order, license, registration or qualification that has been obtained or made;

(x)                                it has either (A) not dealt with any Person (other than the Purchaser, the Underwriters or the Initial Purchasers or their respective affiliates or any servicer of a Mortgage Loan) that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans by the Seller or the Seller’s entering into this Agreement or (B) paid in full any such commission or compensation (except with respect to any servicer of a Mortgage Loan, any commission or compensation that may be due and payable to such servicer if such servicer is terminated and does not continue to act as a servicer);

(xi)                             it is solvent and the sale of the Mortgage Loans hereunder will not cause it to become insolvent; and the sale of the Mortgage Loans is not undertaken by the Seller with the intent to hinder, delay or defraud any of the Seller’s creditors;

(xii)                          it has caused each Servicing Function Participant that services a Mortgage Loan as of the Closing Date to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 and 11.13 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended; and

(xiii)                       except for the agreed-upon procedures report obtained from the accounting firm engaged to provide procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (the “Accountant’s Due Diligence Report”), the Seller has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Purchaser) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act) in connection with the transactions contemplated herein and in the Prospectus and Final Private Placement Memorandum and, except for the accountants with respect to the Accountants’ Due Diligence Report, the Seller has not employed

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(and, through and including the Closing Date, will not employ without the consent of the Purchaser) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Prospectus and Final Private Placement Memorandum. The Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 6(a)(xiii).

(b)               The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)                                 it is a limited liability company duly organized, validly existing, and in good standing in the State of Delaware;

(ii)                              it is duly qualified as a foreign corporation in good standing in all jurisdictions in which ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Purchaser, and the Purchaser is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of each jurisdiction in which it is conducting business;

(iii)                           it has the power and authority to own its property and to carry on its business as now conducted;

(iv)                           it has the power to execute, deliver and perform this Agreement, and neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor the compliance by the Purchaser with the provisions hereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of any of the Purchaser’s organizational documents or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or any of its properties, or any indenture, mortgage, contract or other instrument to which the Purchaser is a party or by which it is bound, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the Purchaser’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

(v)                              this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (except as enforcement thereof may be limited by (a) bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law));

(vi)                           the execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all requisite action by the Purchaser’s board of directors and will not violate or breach any provision of its organizational documents;

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(vii)                        there are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject which, if determined adversely to the Purchaser, might interfere with or adversely affect the consummation of the transactions contemplated herein and in the Pooling and Servicing Agreement or the execution and delivery by the Purchaser or enforceability against the Purchaser of this Agreement or the performance of the Purchaser’s obligations hereunder; to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(viii)                     it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder;

(ix)                             it has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby;

(x)                                all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Purchaser have been obtained or made;

(xi)                              it has not intentionally violated any provisions of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001; and

(xii)                           it (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting the requirements of that Form 15G, Rule 15Ga-2, any other rules and regulations of the Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to the Underwriters and the Initial Purchaser at least [__] Business Days before the first sale in the offering contemplated by the Prospectus and Final Private Placement Memorandum; and (C) furnished each such Form 15G to the Commission on EDGAR at least 5 Business Days before the first sale in the offering contemplated by the Prospectus and Final Private Placement Memorandum as required by Rule 15Ga-2.

(c)               The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), which representations and warranties are subject to the exceptions thereto set forth in Exhibit C. Neither the delivery by the Seller of the Mortgage Files, Servicing Files, or any other documents required to be

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delivered under Section 2.01 of the Pooling and Servicing Agreement, nor the review thereof or any other due diligence by the Trustee, Master Servicer, Special Servicer, a Certificate Owner or any other Person shall relieve the Seller of any liability or obligation with respect to any representation or warranty or otherwise under this Agreement or constitute notice to any Person of a Breach or Defect.

(d)               The Seller shall promptly notify the Purchaser if (i) the Seller receives a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives notice of a withdrawal of a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), or (iv) the Seller rejects or disputes a Repurchase Request with respect to a Mortgage Loan. Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Request or receipt of a notice of a withdrawal of a Repurchase Request, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan (unless no specific Mortgage Loan is identified in any Repurchase Request), (2) the date (x) a Repurchase Request or notice of a withdrawal of a Repurchase Request was received, (y) the Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request).

The Seller shall provide to the Purchaser a copy of the relevant portion of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

In addition, the Seller shall provide the Purchaser, upon request, such other information with respect to a Mortgage Loan in its possession as would permit the Purchaser to comply with its obligations under Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) to disclose fulfilled and unfulfilled repurchase requests. Any such information requested shall be provided as promptly as practicable after such request is made.

Pursuant to this Agreement or Section 2.03(b) of the Pooling and Servicing Agreement, the Seller and the Purchaser shall be given prompt notice of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein. In addition, pursuant to Section 2.02(g) of the Pooling and Servicing Agreement, the Seller and the Purchaser shall be given each 15Ga-1 Notice required thereunder; however, the Seller agrees that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Seller with any 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any 15Ga-1 Notice delivered to the Seller and the Purchaser under the Pooling and Servicing Agreement is provided only to

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assist the Seller, the Purchaser and their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation and (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Seller pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement.

(e)               [Upon notice pursuant to Section 6(d) above of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, the Seller shall (subject to any decision by the Directing Certificateholder or the Special Servicer, as applicable, to allow the Seller to deposit funds or a letter of credit in lieu of repurchasing or substituting for such Mortgage Loan in accordance with Section 2.02(d) of the Pooling and Servicing Agreement), not later than ninety (90) days from (x) except in the case of the succeeding clause (y), the Seller’s receipt of the notice thereof pursuant to Section 6(d) above or (y) in the case of a Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the earlier of (A) the Seller’s discovery of such Breach or Defect or (B) discovery of such Breach or Defect by any other party identified in Section 6(d) above, provided the Seller receives the required prompt written notice thereof (the “Initial Resolution Period”), (i) cure such Defect or Breach, as the case may be, in all material respects, at its own expense, including reimbursement of any related additional Issuing Entity expenses incurred by any party to the Pooling and Servicing Agreement, (ii) repurchase the affected Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable) at the applicable Repurchase Price (as defined below) or (iii) substitute a Qualified Substitute Mortgage Loan (as defined below) for such affected Mortgage Loan or such REO Loan (excluding any related Companion Loan, if applicable) (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account any Substitution Shortfall Amount (as defined below) in connection therewith; provided, however, that except with respect to a Defect resulting solely from the failure by the Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (ix) of the definition of Mortgage File by a date not later than eighteen (18) months following the Closing Date, if such Breach or Defect is capable of being cured but is not cured within the Initial Resolution Period, and the Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within the Initial Resolution Period, the Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Resolution Period (the “Extended Resolution Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable) or, if applicable, substitute a Qualified Substitute Mortgage Loan as described above); and provided, further, that with respect to the Extended Resolution Period, the Seller shall have delivered an officer’s certificate to the Trustee, the Certificate Administrator (such Officer’s Certificate to be delivered electronically to [EMAIL] with the subject line: “[______]”), the Master Servicer, the Special Servicer, the Operating Advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, setting forth the reason such Breach or

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Defect is not capable of being cured within the Initial Resolution Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Breach or Defect will be cured within the Extended Resolution Period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of the holders of the Certificates therein, and (subject to the Seller’s right to cure such Defect or Breach during the Initial Resolution Period) such Mortgage Loan shall be repurchased or, if applicable, a Qualified Substitute Mortgage Loan [(other than with respect to the [__________] Mortgage Loan or the Trust Subordinate Companion Loan for which no substitution will be permitted)] substituted in lieu thereof without regard to the Extended Resolution Period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the Seller shall remit the Repurchase Price (defined below) in immediately available funds to the Master Servicer for deposit into the Certificate Account.

Notwithstanding the foregoing provisions of this Section 6(e), in lieu of the Seller performing its repurchase or substitution obligations with respect to any Breach or Defect provided in this Section 6(e), to the extent that the Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Special Servicer on behalf of the Trust Fund, and, if no Control Termination Event has occurred and is continuing, with the consent of the Controlling Class Representative) are able to agree upon the Loss of Value Payment for a Breach or Defect, the Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Defect or a Breach as a result of a Mortgage Loan not constituting a “qualified mortgage”, within the meaning of Code Section 860G(a)(3), may not be cured by a Loss of Value Payment. Upon its making such payment, the Seller shall be deemed to have cured such Breach or Defect in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Breach or Defect, and the Seller shall not be obligated to repurchase or replace the related Mortgage Loan or otherwise cure such Breach or Defect.

If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the Seller shall not be required to repurchase or replace such Mortgage Loan and the sole remedy with respect to any Breach of such representation shall be to cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Issuing Entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Issuing Entity that are the basis of such Breach and have not been reimbursed by the related Mortgagor and (ii) the amount of any fees and reimbursable expenses of the Asset Representations Reviewer attributable to the Asset Review of such Mortgage Loan; provided, however, that in the event any such costs and expenses exceed $[__], the Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Seller shall be deemed to have cured

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such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment equal to such fees or expenses obtained from the Mortgagor shall be returned to the Seller pursuant to Section 2.03(b) or Section 2.03(g), as applicable, of the Pooling and Servicing Agreement. No delay in either the discovery of a Defect or Breach on the part of any party to the Pooling and Servicing Agreement in providing notice of such Defect or Breach will relieve the Seller of its obligation to repurchase the related Mortgage Loan unless (i) the Seller did not otherwise discover or have knowledge of such Defect or Breach and (ii) such delay is the result of the failure by a party to this Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms hereof or of the Pooling and Servicing Agreement after such party has actual knowledge of such Defect or Breach (knowledge shall not be deemed to exist by reason of the Custodial Exception Report) and such delay precludes the Seller from curing such Defect or Breach.

Subject to the Seller’s right to cure as set forth above in this Section 6, and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, any of the following will cause a document in the Mortgage File delivered by the Seller for any Mortgage Loan to be deemed to have a Defect and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan (but solely with respect to clause (a)) and to be deemed to materially and adversely affect the interests of the Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity with a copy of the Mortgage Note that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File either a copy of the Mortgage with evidence of recording thereon or a copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the lender’s title insurance policy (or if the policy has not yet been issued, an original or copy of a “marked-up” written commitment or the pro forma or specimen title insurance policy or a commitment to issue the same pursuant to written escrow instructions signed by the title insurance company) called for by clause (viii) of the definition of “Mortgage File” in the Pooling and Servicing Agreement; (d) the absence from the Mortgage File of any required letter of credit; (e) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; or (f) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File either a copy of the assignment with evidence of recording thereon or a copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; provided, however, that no Defect (except a Defect previously described in clauses (a) through (f) above) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the Mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. Notwithstanding the foregoing, the delivery of executed escrow instructions or a commitment to

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issue a lender’s title insurance policy, as provided in clause (ix) of the definition of “Mortgage File” in the Pooling and Servicing Agreement, in lieu of the delivery of the actual policy of lender’s title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Trustee or a Custodian on its behalf within eighteen (18) months from the Closing Date. Also, notwithstanding the foregoing, to the extent the Seller has otherwise complied with its document delivery requirements under the Pooling and Servicing Agreement and this Agreement, in the event that the Trustee (or the Custodian on the Trustee’s behalf) subsequently loses a document that is part of the Mortgage File, the fact that such document is lost may not be utilized as the basis for a claim of a Defect against the Seller pursuant to this Section 6(e) and the Trustee (or the Custodian on the Trustee’s behalf, if so designated in the Pooling and Servicing Agreement) shall be responsible therefor in accordance with the Pooling and Servicing Agreement. In the event any document is lost by the Trustee (or any Custodian on its behalf), at the request of the Trustee and, at the Trustee’s individual expense or the expense of the Trust to the extent provided in Section 8.01 of the Pooling and Servicing Agreement, the Seller shall use commercially reasonable efforts to assist the Trustee (or any servicer on its behalf) in replacing such lost document.

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Underlying Loan, and (iii) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any other Crossed Underlying Loan in such Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to each other Crossed Underlying Loan in the Crossed Mortgage Loan Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Underlying Loans in the related Crossed Mortgage Loan Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria. In the event that the remaining Crossed Underlying Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group. The Seller shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Underlying Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

To the extent that the Seller is required to repurchase or substitute for a Crossed Underlying Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Underlying Loans in such Crossed Mortgage Loan Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Underlying Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Underlying Loans still held by the Trustee.

If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then the Seller and the Purchaser shall forbear from

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exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Underlying Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated between such Crossed Underlying Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Notwithstanding the foregoing, if a Crossed Underlying Loan included in the Trust is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event. Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

The “Repurchase Price” with respect to any Mortgage Loan or REO Loan to be repurchased pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement shall have the meaning given to the term “Purchase Price” in the Pooling and Servicing Agreement. For the avoidance of doubt, the Repurchase Price shall not include liquidation fees payable to the Special Servicer in the event of any repurchase of a Mortgage Loan under this Agreement prior to the termination of the Extended Resolution Period.

A “Qualified Substitute Mortgage Loan” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement shall have the meaning given to such term in the Pooling and Servicing Agreement.

A “Substitution Shortfall Amount” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement shall have the meaning given to such term in the Pooling and Servicing Agreement.

In connection with any repurchase or substitution of one or more Mortgage Loans contemplated hereby, (i) the Purchaser shall execute and deliver, or cause the execution and delivery of, such endorsements and assignments, without recourse to the Trust, as shall be necessary to vest in the Seller the legal and beneficial ownership of each repurchased Mortgage Loan or replaced Mortgage Loan, as applicable, (ii) the Purchaser shall deliver, or cause the delivery, to the Seller all portions of (A) the Mortgage File and other documents pertaining to such Mortgage Loan possessed by the Trustee, or on the Trustee’s behalf, and (B) the Servicing File and other documents pertaining to such Mortgage Loan possessed by the Master Servicer or Special Servicer, or on the Master Servicer’s or Special Servicer’s behalf, and (iii) the Purchaser shall release, or cause to be released, to the Seller any escrow payments and reserve funds held by the Trustee, or on the Trustee’s behalf, in respect of such repurchased or replaced Mortgage Loans.

The Purchaser shall provide to the Seller any relevant portions of any Form ABS-15G that the Purchaser is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan and that was not provided by the Seller) on or before the date that is five (5) Business Days prior to the date such Form ABS-

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15G is required to be filed with the Securities and Exchange Commission. The Trust’s CIK# is [__________].

(f)                The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage Note or Assignment of Mortgage for any Mortgage Loan or the examination of the Mortgage Files for any Mortgage Loan.

(g)               Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6. In addition, in the event that the Seller receives a Repurchase Request, the Seller shall promptly forward such Repurchase Request to the Master Servicer, if relating to a Non-Specially Serviced Mortgage Loan, or to the Special Servicer, if relating to a Specially Serviced Mortgage Loan or REO Property, in each case in the manner described in Section 2.02(g) of the Pooling and Servicing Agreement; provided, however, that the Seller shall not be required to notify the Master Servicer or Special Servicer, as applicable, of any such Repurchase Request if such Repurchase Request is received from a Repurchase Request Recipient. The Seller’s obligation to cure any Breach or Defect, repurchase or substitute for any affected Mortgage Loan or pay the Loss of Value Payment or other required payment pursuant to Section 6(e) shall constitute the sole remedy available to the Purchaser in connection with a Breach or Defect. It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes; provided, however, that no limitation of remedy is implied with respect to the Seller’s breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement.

SECTION 7.      Conditions to Closing. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)               Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the Closing Date, and no event shall have occurred as of the Closing Date which, with notice or passage of time, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D.

(b)               The Purchaser shall have received the following additional closing documents:

(i)                                copies of the Seller’s [AGREEMENT TYPES] and [AGREEMENT TYPES], certified as of a recent date by the Secretary or Assistant Secretary of the Seller or alternatively in the case of the [AGREEMENT TYPE], certified by the Secretary of State of the State of [STATE];

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(ii)                             a copy of a certificate of good standing of the Seller issued by the Secretary of State of the State of [STATE] dated not earlier than sixty (60) days prior to the Closing Date;

(iii)                          an opinion of counsel of the Seller, in form and substance satisfactory to the Purchaser and its counsel, substantially to the effect that, with respect to the Seller:

(A)              the Seller is a [ENTITY TYPE] duly organized, validly existing and in good standing under the laws of the State of [STATE];

(B)              the Seller has the power to conduct its business as now conducted and to incur and perform its obligations under this Agreement and the Indemnification Agreement;

(C)              all necessary action has been taken by the Seller to authorize the execution, delivery and performance of this Agreement;

(D)              the Indemnification Agreement by the Seller and this Agreement is a legal, valid and binding agreement of the Seller enforceable against the Seller, whether such enforcement is sought in a procedure at law or in equity, except to the extent such enforcement may be limited by bankruptcy or other similar creditors’ laws or principles of equity and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification with respect to securities law violations;

(E)                the Seller’s execution and delivery of, and the Seller’s performance of its obligations under, each of this Agreement and the Indemnification Agreement do not and will not conflict with the Seller’s organizational documents or conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Seller is a party or by which the Seller is bound, or to which any of its property or assets is subject, or violate any provisions of law or conflict with or result in the breach of any order of any court or any governmental body binding on the Seller;

(F)              there is no litigation, arbitration or mediation pending before any court, arbitrator, mediator or administrative body, or to such counsel’s actual knowledge, threatened, against the Seller which (i) questions, directly or indirectly, the validity or enforceability of this Agreement or the Indemnification Agreement or (ii) would, if decided adversely to the Seller, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or the Indemnification Agreement; and

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(G)             no consent, approval, authorization, order, license, registration or qualification of or with any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by this Agreement and the Indemnification Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained; and

(iv)                           a letter from counsel of the Seller substantially to the effect that nothing has come to such counsel’s attention that would lead such counsel to believe that the Free Writing Prospectus or Preliminary Private Placement Memorandum as of the Time of Sale, or the Prospectus or Final Private Placement Memorandum as of the date thereof or as of the Closing Date, contained or contains, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading. All terms used in this clause (iv) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement.

(c)               The Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreements and the Underwriting Agreement.

(d)               The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(e)               The Seller shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

(f)                The Seller shall have executed and delivered the Credit Risk Retention Compliance Agreement.

SECTION 8.      Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, at [TIME], on [DATE] or such other place and time as the parties shall agree (the actual date of such closing, the “Closing Date”). The parties hereto agree that time is of the essence with respect to this Agreement.

SECTION 9.      Expenses. The Seller shall pay its pro rata share (the Seller’s pro rata share to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents in proportion to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Issuing Entity) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i)  the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (ii) the reasonable and documented fees, costs and expenses of the Trustee and its counsel incurred in connection with the Trustee entering into the Pooling and Servicing Agreement; (iii) the fees and disbursements of a firm of certified public accountants

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selected by the Purchaser with respect to numerical information in respect of the Mortgage Loans and the Certificates included in any Time of Sale Information, Prospectus or Final Private Placement Memorandum (each as defined in the Indemnification Agreement), including the cost of obtaining any “comfort letters” with respect to such items; (iv) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, if any, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (v) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, if any, including reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with printing (or otherwise reproducing) and delivering any Time of Sale Information, Prospectus or Final Private Placement Memorandum and the reproduction and delivery of this Agreement and the furnishing to the Underwriters and the Initial Purchasers of such copies of the Prospectus, Final Private Placement Memorandum and this Agreement as each Underwriter and Initial Purchaser may reasonably request; (vii) the fees of the rating agency or agencies requested to rate the Certificates; and (viii) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor.

SECTION 10.  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 11.  Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PURCHASER AND THE SELLER HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT,

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PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS AGREEMENT.

SECTION 12.  No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 13.

SECTION 13.  Assignment. The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders to the extent set forth in the Pooling and Servicing Agreement and that the rights so assigned may be further assigned to, and shall inure to the benefit of, any successor trustee under the Pooling and Servicing Agreement. The Seller hereby acknowledges its obligations, including, without limitation, that of expense reimbursement, pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. Except as set forth hereinabove and in Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, the representations and warranties of the Seller made hereunder and the remedies provided hereunder with respect to Breaches or Defects may not be further assigned by the Purchaser, the Trustee or any successor trustee. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Seller, the Purchaser and their permitted successors and permitted assigns. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

SECTION 14.  Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the intended recipient if personally delivered at or couriered or mailed by first class or registered mail, postage prepaid, to [NOTICE ADDRESSES] and, in the case of any of the preceding parties, such other address as may hereafter be furnished to the other parties in writing by such party.

SECTION 15.  Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller; provided, however, that unless such amendment is to cure an ambiguity, mistake or inconsistency in this Agreement, no amendment shall be permitted unless each Rating Agency has delivered a written confirmation that such amendment will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates and the cost of obtaining any Rating Agency confirmation shall be borne by the party requesting such amendment. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing. The Pooling and Servicing Agreement shall identify the Seller as a third-party beneficiary and may not be amended in any manner that materially and adversely affects the Seller’s rights as such without the Seller’s consent.

SECTION 16.  Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed

22

and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

SECTION 17.  Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 6 herein, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 18.  No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither the Purchaser nor the Seller shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party hereto or make commitments on such other party’s behalf.

SECTION 19.  Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

* * * * * *

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IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

[PURCHASER]

By:
Name:
Title:

[SPONSOR]

By:
Name:
Title:

SCHEDULE I

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS
MAINTAINED

[__________]

Sched. 1-1

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Loan ID #	Originator/ Loan Seller	Mortgagor Name	Property Address	City	State	Zip Code	County	Property Name	Size
A-1

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

[ADD BACK REPS AND WARRANTIES TO CONFORM TO THE PROSPECTUS AND
CONTEMPLATE AN EXCEPTION SCHEDULE]

B-1

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

C-1

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

I, [______], a duly appointed, qualified and acting [______] of [SPONSOR] (the “Company”), hereby certify as follows:

1.	I have examined the Mortgage Loan Purchase Agreement, dated as of [DATE] (the “Agreement”), between the Company and [PURCHASER], and to the best of my knowledge after due inquiry, all of the representations and warranties of the Company under the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.
2.	To the best of my knowledge after due inquiry, the Company has complied with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Agreement.
3.	I have examined the information regarding the Mortgage Loans in the Free Writing Prospectus Loan Detail (as defined in the Indemnification Agreement), and the other Time of Sale Information (as defined in the Indemnification Agreement), relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the Free Writing Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, as of the Time of Sale (as defined in the Indemnification Agreement) or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or in the case of the Free Writing Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in the light of the circumstances under which they were made, not misleading.
4.	I have examined the information regarding the Mortgage Loans in the Prospectus Loan Detail (as defined in the Indemnification Agreement) relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the Prospectus Loan Detail, as of the date of the Prospectus or the Final Private Placement Memorandum (as defined in the Indemnification Agreement), or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in the light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement.

D-1

IN WITNESS WHEREOF, I have signed my name this [___] day of [___].

By:
Name:
Title:
D-2